EXHIBIT 10.91.1

                                     DAUCHEZ

               6-YEAR LEASE FOR PREMISES TO BE USED AS A DWELLING





                            BETWEEN THE UNDERSIGNED:


                   S.C.I. OF 4/6 ROND-POINT DES CHAMPS ELYSEES

                                       and

                              SOCIETE INTER PARFUMS

                                    ADDRESS:

                        4/6 ROND-POINT DES CHAMPS ELYSEES
                                   75008 PARIS

                             132 Boulevard Haussmann
                                   75008 Paris

BUILDING:         4/6 ROND-POINT DES CHAMPS ELYSEES
                  75008 PARIS

LOCATION No.:     1040.01.12.5

DURATION:         SEVENTEEN DAYS, ONE MONTH AND SIX YEARS

STARTING WITH:    MAY FIFTEENTH TWO THOUSAND AND ONE


                                 SIX-YEAR LEASE
                                 --------------

                             BETWEEN THE UNDERSIGNED

- SOCIETE CIVILE IMMOBILIERE DU 4/6 ROND-POINT DES CHAMPS ELYSEES,

represented by: DAUCHEZ, Administrateurs de Biens, Societe Anonyme, headquartered at 132 boulevard Haussmann 75008 Paris

Holder of professional license No. G989, guaranteed by SOCAMAB, 18 Rue Beaurepaire, 10th district of Paris, represented by Mrs. Mahe LE CHATELIER hereinafter referred to as the Lessor, on the one hand

AND

- SOCIETE INTER PARFUMS, S.A. with a capital of 60,755,620 francs, entered in the Register of Commerce and Companies of Paris under No. B.350 219 382 with headquarters at 4/6/ Rond-Point des Champs Elysees 75008 Paris

and represented by Mr. Philippe BENACIN, as Chief Executive officer hereinafter referred to as the Lessee, on the other hand

Lessor leases and offers to lease to the SOCIETE INTER PARFUMS which accepts the premises of a building located in the 8TH DISTRICT OF PARIS AT 4/6 ROND-POINT DES CHAMPS ELYSEES and designated hereinafter;

A)   MAKEUP AND DESIGNATION:

     - An apartment located on the left side of the 5th floor consisting of:

     An entrance, a living room, a dining room, a hall, three rooms, a kitchen, two full bathrooms with tub - shower and toilet, one toilet.

     - Two cellars 1 and 5;
     - One service room No. 20.

B)   PRIVATE EQUIPMENT

According to the condition report of the premises the cost of which will be paid in full by lessee, which will be attached subsequently.

In the event that lessee gives notice, a condition report of the premises will be prepared; its cost will also be borne in full by the tenant.

C)   COMMON EQUIPMENT

     - Digicode
     - Rug
     - Elevator

Premises "as is" of which lessee states to be well informed after having visited them.

                                    DURATION
                                    --------

This lease is granted and accepted for a duration of SEVENTEEN DAYS, ONE MONTH AND SIX YEARS,

- starting from:           MAY FIFTEENTH TWO THOUSAND AND ONE
- ending on:               JUNE THIRTIETH TWO THOUSAND AND SEVEN

                                  CANCELLATION
                                  ------------

However, the parties shall be able to cancel the contract under the following conditions:

1.   LESSEE

Provided lessor is notified of its intent, at least three months in advance through registered letter with return receipt, or by notice delivered by the court's process server.

In the event notice is given in the course of a month, the notice period will start to run on the first day of the month following receipt of the registered letter or of the process server's notice.

2.   LESSOR

Upon expiration of the lease, provided lessee is notified of its intent, at least six months in advance, either by registered letter or by notice delivered by the court's process server.

If no notice is given, the lease will be renewed tacitly for three months at a time and lessor can give notice by complying with the terms and conditions set forth in the preceding paragraph.

                                     PURPOSE
                                     -------

The leased premises are to be used exclusively as a dwelling, FOR THE PURPOSE OF LODGING CERTAIN MEMBERS OF PERSONNEL OF THE SOCIETE INTER PARFUMS, ITS AFFILIATES OR PARENT COMPANY; engaging in any business or industry, any profession, even an independent profession, shall be officially prohibited.

X

                               SPECIAL CONDITIONS


                               SPECIAL CONDITIONS
                               ------------------

INDIVIDUAL HEATING - HOT WATER (GAS)

LESSEE SHALL UNDERWRITE A MAINTENANCE CONTRACT.

At the leased premises, there is a gas operated central heating facility that also provides hot water. At least once a year, lessee shall regularly maintain, using a qualified service, the central heating boiler, the piping, radiators and their faucets, water heaters or bath heaters which are, or may be, installed in the apartment, the discharge piping and the air intakes.

ELEVATORS

Lessee shall use the elevators that might be present in the building at its own risk.

Use of the elevator serving the main hall shall be prohibited to all personnel that must use the service stairs; it is also prohibited to move any boxes or crates using these elevators.

Any person using this equipment shall strictly comply with the guidelines given by the service that maintains such equipment and which are posted for such purposes.

It is absolutely forbidden for unaccompanied children to use the elevators.

Lessor declines any liability involving accidents that might result from the use of the elevators as well as from the interruption of service that might take place beyond its control or as required by the maintenance of such equipment.

ROOM - CELLARS

Lessor reserves the right to take over the service room(s) and the cellar(s) that are presently part of this premise and to replace them with other equivalent ones in good condition in the building.

                             OTHER SPECIAL CONDITION
                             -----------------------

Since lessee is a company, the lease is not subject to the laws no. 86-1290 dated December 23, 1986 and No. 89-462 dated July 6, 1989 amended by law No. 94-624 dated July 21, 1994.

                                      RENT
                                      ----

This lease is granted and accepted against an annual rent of FIFTY ONE THOUSAND EIGHT HUNDRED AND THIRTY TWO EUROS AND SIXTY-SEVEN CENTS (51,832.67 EUROS) or THREE HUNDRED AND FORTY-THOUSAND FRANCS (340,000.00 FRANCS).

          - payable ONE MONTH IN ADVANCE
          - at the lessor's or its representative's domicile.

At the time of paying the rent, lessee shall also pay the lease fee or any other tax that might replace it.

                                  RENT REVISION
                                  -------------

During this lease, said rent shall automatically be modified on the FIRST OF JULY of each year and for the first time on JULY FIRST 2002 in proportion to the variations of the average over four quarters of the construction cost index published by INSEE without it being necessary to give with any notice.

The basic index to consider is the one of the average for the four quarters, published for the FOURTH QUARTER of 2000, this being 1,098.00.

The index used to calculate each periodic modification shall be the one published for the same quarter of each year.

In the event that through legislative or regulatory way, there is a need to consult another index to review the rent of dwelling rental contracts or used for a mixed professional and dwelling purpose, the latter shall replace the above contractual index outright. The periods and the revision methods shall remain unchanged.

The parties acknowledge that said revision clause is the essential condition of this lease without which it would not have been granted.

                                     CHARGES
                                     -------

In addition to the principal rent, lessee shall reimburse its portion of the recoverable charges as they are determined by the legal or regulatory provisions, namely: municipal taxes, lighting of the common parts, maintenance supplies for the building, cold water consumption, collective TV hookup and three-quarters of the concierge's salary, accessories and the applicable social benefits. Moreover, it shall reimburse its portion for carpet maintenance, expenses related to operation and maintenance of the elevator.

This portion may be modified contractually, judicially or legally.

Lessee shall pay an annual amount of 4,774.70 euros or 31,320.00 francs for the first year; payment shall take place at the end of the fiscal year.

                                SECURITY DEPOSIT

Lessee shall pay lessor EIGHT THOUSAND SIX HUNDRED AND THIRTY EIGHT EUROS AND SEVENTY EIGHT CENTS )( 8,638.79 EUROS) or FIFTY-SIX THOUSAND SIX HUNDRED AND SIXTY-SIX FRANCS AND SIXTY-SEVEN CENTS (56,666.67 F) that shall not earn interest and which will be returned within two months from the date when notice has been accepted, less the amounts that may be due by lessee to lessor, such as for repairs, or for which lessor might be held responsible by virtue of lessee.

This security deposit shall under no circumstance be assignable to the rents and accessories due.

                                   ATTACHMENTS

Lessee acknowledges to have received from lessor:

- a breakdown of the charges for fiscal year 1999
- apartment layout
- list of recoverable charges
- list for maintenance and premise repairs.

                          GENERAL CONDITIONS [omitted]

May 3, 2001

"Read and approved"
/s/ Philippe Benacin

/s/ RB Chatelier
Seal:  Dauchez
       Administrateur de Biens
       132 Boulevard Haussmann
       75008 Paris

                               RECOVERABLE CHARGES
                     Decree No. 87-713 dated August 26, 1987
                                    [Omitted]